UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2006

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 27, 2006, the registrant appointed Craig E. Eisenacher as Executive Vice President and Chief Financial Officer of the registrant, effective on December 18, 2006. A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Eisenacher, age 59, has been Senior Vice President—Chief Financial Officer of Bristol West Holdings, Inc., an insurance holding company (“Bristol West”), since June 1, 2004. From December 2003 until June 1, 2004, he was Bristol West’s Senior Vice President—Corporate Finance. Prior to joining Bristol West in December 2003, Mr. Eisenacher was a Managing Director with Century Capital Management, Inc., an investment management firm engaged in public and private equity investing with a focus on companies engaged in insurance and financial services. From 1996 through 1999, Mr. Eisenacher was Vice President of General Reinsurance Corp. Prior to 1996, Mr. Eisenacher held several senior management positions at insurance and reinsurance companies, including Treasurer and Controller of the CIGNA Property and Casualty Group, Vice President—Finance of American Re-Insurance Company and Senior Vice President and Chief Financial Officer of Prudential Reinsurance Company.

The registrant and Mr. Eisenacher are in the process of negotiating the terms of an employment agreement, the material terms of which will be disclosed in a current report on Form 8-K following the execution of said agreement.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	News Release of the registrant,

dated November 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Dated: November 28, 2006

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

99.1	News Release of the registrant,
dated November 27, 2006	5